    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2000
                                                      REGISTRATION NO. 333-48890

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------



                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                 PMR CORPORATION
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                          23-2491707
    (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                       Identification Number)

                        501 WASHINGTON STREET, 5TH FLOOR
                           SAN DIEGO, CALIFORNIA 92103
                                 (619) 610-4001
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)


                                  MARK P. CLEIN
                             CHIEF EXECUTIVE OFFICER
                                 PMR CORPORATION
                        501 WASHINGTON STREET, 5TH FLOOR
                           SAN DIEGO, CALIFORNIA 92103
                                 (619) 610-4001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                               WILLIAM E. JOOR III
                             VINSON & ELKINS L.L.P.
                             1001 FANNIN, SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state in which the offer are sale is not permitted.


                  SUBJECT TO COMPLETION, DATED DECEMBER 4, 2000



                                 888,978 SHARES


                                 PMR CORPORATION
                                     [LOGO]


                                  COMMON STOCK



        This prospectus relates to the offer and sale from time to time of up to an aggregate of 888,978 shares of our common stock for the account of our stockholders named in this prospectus.

        Our common stock is listed for trading on The NASDAQ National Market under the trading symbol "PMRP." On October 23, 2000, the last reported sale price of our common stock on NASDAQ was $2 1/16 per share. The shares covered by this prospectus may be sold at market prices prevailing at the time of sale or at negotiated prices.

        While we are not the owner of any of the shares covered by this prospectus, we are entitled to receive, as payment of amounts outstanding under promissory notes payable by the selling stockholders to us, proceeds received in exchange for 434,355 of the shares of common stock offered hereby, up to $643,588. The loans to the selling stockholders were for payment of the exercise price and income tax obligations arising from the selling stockholders' exercise of stock options to purchase shares of common stock. See "Selling Stockholders."

        The address of our principal executive offices is 501 Washington Street, 5th Floor, San Diego, California 92103, and our telephone number is (619) 610-4001.


                                 ---------------


                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS," BEGINNING ON PAGE 2.

                          -----------------------------




                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     THE DATE OF THIS PROSPECTUS IS , 2000.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.




                             ----------------------


                                TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Business.........................................................................         1
Risk Factors ....................................................................         2
Use of Proceeds .................................................................         9
Selling Stockholders ............................................................         9
Plan of Distribution ............................................................        10
Legal Matters ...................................................................        10
Experts .........................................................................        10
Where You Can Get More Information ..............................................        11
Incorporation of Certain Documents by Reference .................................        11
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities .....................................................................        12

                             ----------------------


        ADDITIONAL INFORMATION, INCLUDING OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED APRIL 30, 2000 AND THE NOTES THERETO, IS INCORPORATED IN THIS PROSPECTUS BY REFERENCE TO OUR REPORTS FILED WITH THE SEC. SEE "WHERE YOU CAN FIND MORE INFORMATION." YOU ARE URGED TO READ THIS PROSPECTUS, INCLUDING THE "RISK FACTORS," AND OUR SEC REPORTS IN THEIR ENTIRETY. ALL REFERENCES TO "PMR," "THE COMPANY," "WE," "US," OR "OUR," MEAN PMR CORPORATION AND ITS SUBSIDIARIES.



                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


        Some statements in this prospectus or in the documents we refer you to, including statements regarding the expectations, intentions, plans and beliefs of our management, are forward-looking statements, as defined in the Securities Act of 1933 and the Securities Exchange Act of 1934. The outcome of the forward-looking statements depends on certain events, risks and uncertainties that may be outside our control. These forward-looking statements include statements of management's plans and objectives for future operations and statements of future economic performance; our ability to meet our future capital needs; the outcome of regulatory matters; and the assumptions described in this prospectus or in the documents we refer you to underlying such forward-looking statements. Actual results and developments could differ materially from those expressed in or implied by these forward-looking statements due to a number of factors, including those set forth under the caption "Risk Factors" in this prospectus and those in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

                                    BUSINESS

        Over the past twelve years PMR Corporation has been a leader in the development and management of specialized mental health care programs and disease management services designed to treat individuals diagnosed with a serious mental illness, primarily schizophrenia and bipolar disorder (i.e., manic-depressive illness). We currently manage, administer or provide consulting services for a range of outpatient and community-based psychiatric services for patients so afflicted, consisting of five outpatient programs (the outpatient programs) and two case management programs (the case management programs). We refer to the outpatient programs and the case management programs, collectively, as the health services programs.

        During the fiscal year ended April 30, 2000, we significantly reduced our presence in outpatient programs. This was the result of a management decision predicated on declining financial performance. These programs are heavily dependent on reimbursement by Medicare and Medicaid. The declining financial performance of these programs was related primarily to governmental regulatory changes and consequent reductions in reimbursement levels.


        During the year, we began to implement a changed business strategy. We focused on reducing the number of outpatient programs managed by us, hence minimizing our exposure to the changing reimbursement environment and maximizing cash flow in the health services programs. In addition, we conceived a novel technological solution for the creation of strategic information as to "why" physicians choose certain drug therapies. We thereafter initiated the development of a health information business through our wholly-owned subsidiary, InfoScriber(TM) Corporation. The business objective of InfoScriber is to provide critical disease-specific information to pharmaceutical companies, health services providers, managed care organizations and other health care organizations. Initially, InfoScriber will focus on providing information specific to diseases of the central nervous system, building on our experience in the management of health service programs. Our novel technology is based on our ability to imbed a series of queries within a web-based electronic prescribing system and show what is happening at the point of care and the underlying reasons for "why" it is occurring. When combined with our panels of physician users, we create what we believe is the first real-time, longitudinal and secure database of health information captured at the point of prescribing in a web-based environment. On August 14, 2000, we introduced a limited release of the commercial version of our InfoScriber medication management and information system to selected physician sites in our central nervous system panel for additional testing. We are actively recruiting physician users and introducing the informatics products to potential pharmaceutical purchasers.

                                  RISK FACTORS


        An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, in addition to other information contained in this prospectus and any other document incorporated by reference into this prospectus, before purchasing our common stock.

                               INFOSCRIBER SYSTEM

WE ARE PURSUING A NEW BUSINESS STRATEGY.  THAT STRATEGY MAY NOT SUCCEED.

        During the fiscal year ended April 30, 2000, we began to implement a changed business strategy. We focused on maximizing cash flow in our health services programs by reducing the number of outpatient programs managed by us. This also minimizes our exposure to the changing regulatory environment. In September 1999, we organized InfoScriber(TM) Corporation, a wholly-owned subsidiary. InfoScriber's business plan is to become a leading provider of strategic health information for pharmaceutical companies, medical device companies, managed care organizations and health care providers. We do not intend to continue to devote resources to expand our health services programs (although we may consider any such future opportunities). The principal focus of our business strategy is to develop our health information business. As a result, we anticipate that our cash outflows will increase as we implement this business strategy and after commercial introduction of our InfoScriber system. We cannot assure you that we can develop, market and expand our web-based health information system to the extent necessary to compete successfully in the health information industry.

WE HAVE NOT YET GENERATED ANY REVENUES FROM THE IMPLEMENTATION OF THE INFOSCRIBER SYSTEM.

        In August 2000, we introduced a limited release of the commercial version of our InfoScriber system to selected physician sites in our central nervous system panel for additional testing. We have not yet generated any revenues from the operation of the system. Future realization of revenues from operation of the system will be dependent upon its acceptance in the market. Even if it achieves market acceptance, the system may not produce net income for us because the expenses that we will incur as a result of preparation of the system, its commercial introduction and marketing of the system may exceed our revenues.

WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING ON SATISFACTORY TERMS AND CONDITIONS IF IT IS NEEDED TO IMPLEMENT OUR BUSINESS STRATEGY.

        To implement our business strategy, we may need additional capital for:

        -       related acquisitions;

        -       research and development expenses; and

        -       operating expenses.

If we are required to finance these activities, we cannot assure you that we will be able to obtain the financing needed to fund the implementation of our business strategy on satisfactory terms and conditions, if at all. If we incur additional debt, we may have to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest, which may cause us to be more vulnerable to competitive pressures and economic downturns. If we fail to obtain necessary financing in a timely manner and on acceptable terms, our results of operations may be materially adversely affected.

OUR EXPECTATIONS OF GROWTH THROUGH THE INFOSCRIBER SYSTEM WILL BE IMPAIRED:


        IF THE PRODUCTS AND SERVICES OFFERED TO INFORMATION SOURCES DO NOT ACHIEVE ACCEPTANCE.


        Our business strategy depends on selling our InfoScriber system to information sources, such as physicians and other health care providers, and generating usage from a large number of such prescribers. To accept our products and services, physicians and providers will need to adopt different behavior patterns and new methods for conducting business and exchanging information. We cannot assure you that physicians and providers will integrate our products and services into their office work flow.

        IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS WITH INDUSTRY LEADERS IN OUR INFORMATION MARKET.

        A fundamental aspect of the business strategy underlying the InfoScriber system is marketing the information that we develop to the pharmaceutical industry. To develop this market, we must establish and maintain strategic relationships with leading companies in that industry. We cannot assure you that participants in that industry will accept our databases of information as a replacement for more traditional methods of obtaining pharmaceutical health care information.


        IF COMPETITIVE PRODUCTS AND SERVICES ACHIEVE GREATER MARKET ACCEPTANCE THAN OURS.


        A number of market entrants have introduced or developed products and services that are competitive with one or more components of our InfoScriber system. We expect that additional companies will enter the market. If those market entrants should gain greater market acceptance than the InfoScriber system or if this market does not develop in the manner that we anticipate it will, our expectations of growth will be adversely affected.

        We have limited experience in establishing and maintaining strategic relationships with health care and related industry participants. If we lose any of our strategic relationships, fail to establish new strategic relationships or our strategic relationships fail to benefit us as expected, we may not be able to execute our business plan.

        IF WE DO NOT GENERATE ENOUGH REVENUE TO FUND OUR BUSINESS PLAN.

        Today, purchasers of medical information rely predominantly on information that is derived from claims data or after-the-fact interviews of health care providers. The InfoScriber system, unlike currently available methods of data collection, captures data on a real-time basis and provides insight as to the reasons that a medication or therapy was prescribed, as well as the nature of the prescription. It is our belief that the market for InfoScriber data will include pharmaceutical and medical device companies, research organizations (market, outcomes and clinical research), provider organizations and managed care organizations. However, we have only recently begun to market InfoScriber's product and we cannot assure you that there will be adequate demand for the data and services of our InfoScriber system. If we are unable to charge an adequate price for these products and services, we will likely not achieve the levels of growth we expect.


        IF WE ARE UNABLE TO GENERATE A SUFFICIENT INFORMATION BASE FROM OUR PANEL OF PARTICIPATING PROVIDERS.


        We are in the process of building a panel of physician users so that the data being captured for our InfoScriber system will be representative of prescribing patterns and can be used for general analysis and business decision making. Our first physician panel is in the area of central nervous system disorders and we intend to establish additional panels in the future to gather data from other therapeutic areas. We will depend on these panels to deliver a sufficient amount of health information that can be used for researching, analyzing and understanding physician prescribing patterns. If we are unable to obtain enough physician users to generate a sufficient information base from these panels, we may not be successful in introducing our InfoScriber database and achieving market acceptance.

        IF OUR SOFTWARE DEVELOPMENT EFFORTS ARE NOT SUCCESSFUL.

        Early releases of software often contain errors or defects. We cannot assure you that, despite our extensive testing, errors will not be found in our new services before or after commercial release. This may result in product redevelopment costs and the loss of, or delay in, market acceptance.

        In addition, our InfoScriber system may become obsolete and our business may suffer if we cannot adapt to changing technologies. The Internet and healthcare information markets are characterized by rapid technological changes and we may be unable to anticipate changes that may make our existing technology obsolete. Our success depends, in part, on our ability to:

        -       enhance existing products and services;

        - develop new technology that addresses the needs of our existing and new customers; and

        - timely and cost effectively respond to technological advances, and emerging industry standards and practices.

IF WE ARE UNABLE TO IMPLEMENT OUR ACQUISITION STRATEGY SUCCESSFULLY, OUR ABILITY TO EXPAND OUR PRODUCTS, SERVICES AND CUSTOMER BASE MAY BE LIMITED.

        We intend to pursue acquisitions of complementary businesses as one means of expanding our InfoScriber system. Acquisitions involve many risks including, but not limited to:

        - difficulty in assimilating the operations and personnel of the acquired business;

        - integrating management information and accounting systems of the acquired business;


        - diverting management's attention from other business concerns of the company; and


        -       potential loss of key employees of the acquired business.

        Our management will be required to devote substantial time and attention to the integration of acquired businesses, which involve many operational and financial issues. Failure to integrate effectively acquired businesses could have a material adverse effect on our business, financial condition and results of operations.

        We will continue to evaluate potential acquisitions of companies, or investments in such companies that we believe will complement and enhance our business. This business strategy may result in dilutive issuances of our equity securities, the occurrence of additional debt or amortization expenses related to goodwill and other intangible assets.

OUR BUSINESS PLAN DEPENDS ON OUR ABILITY TO SUCCESSFULLY DEVELOP AND PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

        Our business plan is predicated on our proprietary systems and technology, including InfoScriber. We protect our proprietary rights through a combination of patent applications, trademark, trade secret and copyright laws, confidentiality agreements and technical measures. Generally, we enter into non-disclosure agreements with our consultants and limit access to our trade secrets and technology. We cannot assure you that the steps we have taken will prevent misappropriation of our technology. Misappropriation of our intellectual property would have a material adverse effect on our competitive position and could require us to engage in costly litigation to enforce and protect our intellectual property rights or to defend against claims.

WE MAY INCUR UNANTICIPATED EXPENSES AND BE PREVENTED FROM PROVIDING OUR PRODUCTS AND SERVICES IF WE ARE DEEMED TO BE INFRINGING ON THE PROPRIETARY RIGHTS OF A THIRD PARTY.

        We may be subject to intellectual property infringement claims as the number of our competitors increases and the functionality of our services overlap with their competitive products. While we do not believe that we have infringed or are infringing on any valid proprietary rights of any third party, we cannot assure you that infringement claims will not be asserted against us or that those claims will be unsuccessful. We could incur substantial costs and diversion of management resources if we are required to defend against such claims. Furthermore, a claimant may secure a judgment against us that awards them substantial damages, as well as injunctive or other equitable relief that could effectively block our ability to provide our products or services.

IF WE FAIL TO MAINTAIN A SECURE WEBSITE, WE MAY BE SUBJECT TO LIABILITY AND OUR CUSTOMERS MAY BE DETERRED FROM USING OUR SERVICES.

        The difficulty of securely transmitting confidential information over the Internet has been a significant barrier to conducting e-commerce and engaging in sensitive communications over the Internet. It is possible that third parties could penetrate our network security or otherwise misappropriate patient information and other data. Our operations could be interrupted if this occurs and we may be subject to liability as a result. We may need to devote significant financial and other resources to protect against security breaches, or to alleviate problems caused by security breaches.

                            HEALTH SERVICES PROGRAMS

CURRENT REGULATIONS, AS WELL AS CHANGES IN THOSE LAWS AND THEIR INTERPRETATION, SIGNIFICANTLY AFFECT THE COST OF OUR HEALTH SERVICES PROGRAMS AND THE AMOUNT OF REIMBURSEMENT AVAILABLE FROM THE GOVERNMENT AND OTHER PAYORS.

        Approximately 16% of our revenues are derived from health care providers for our management and administration of their outpatient programs. We bill our fees to the provider as a purchased management, administrative and consultative support service. Substantially all of the patients admitted to these outpatient programs are eligible for Medicare coverage and thus, the providers rely upon payment from Medicare for the services. Many of the patients are also eligible for Medicaid payments.

        Medicare has published criteria limiting its coverage for partial hospitalization services to patients whose conditions are quite severe. The proper interpretation of Medicare's coverage criteria is often not clear. The Health Care Financing Administration or "fiscal intermediaries" (private contractors who administer the Medicare program as contractors to the government) often interpret the Medicare coverage criteria in a very restrictive manner and may deny coverage for services furnished to Medicare eligible patients or disallow cost claims on the basis that such costs are unreasonable and relate to uncovered services or are otherwise non-allowable.

        Coverage denials can have a direct adverse impact on us since some of our current as well as terminated contracts obligate us to refund to the provider fees paid to us, and in some instances certain of the hospital's direct costs, with respect to services for which coverage is denied. The occurrence of coverage denials with respect to a significant number of providers or a significant amount in fees could have a material adverse effect upon our business, financial condition and results of operations.


        On August 1, 2000, Medicare began using a pre-established reimbursement rate for outpatient services under its "outpatient prospective payment system." Under the new formula, Medicare will pay $202.14 per day (adjusted for differences in wages in the area) of partial hospitalization service, assuming that the services meet the coverage criteria. An amount for patient "coinsurance", or the amount that the patient is expected to pay, will also be deducted from this rate. Medicare reimbursements will be based upon this established rate regardless of whether the amount is more or less than a hospital's actual costs. In addition, most of the patients receiving services in partial hospitalization programs managed by us are unable to pay the coinsurance amount. To the extent that neither a Medicare patient nor any secondary payor pays the coinsurance amount after a documented reasonable collection effort or documentation of the patient's indigence, the provider is entitled to 55 percent of this "bad debt" by Medicare. There are, however, many instances where Medicare denies reimbursement for all or part of claimed bad debts for coinsurance on grounds that the provider did not engage in a reasonable collection effort or failed to maintain adequate documentation of its collection effort or of the patient's indigence.


        We cannot predict the effect that the new Medicare payment methodology for partial hospitalization and other services will have on our customers' willingness to continue or renew existing contracts or enter into new contracts to the extent that we seek to obtain new contracts.

        We also manage and operate the delivery of case management and other psychiatric services, which are dependent upon Medicaid programs for reimbursement. Medicaid funding is generally conditioned upon financial appropriations to state Medicaid agencies by the state legislatures and there are political pressures on such legislatures to control and reduce these appropriations. With respect to our case management services reimbursed by behavioral health organizations, the overall trend is to impose lower reimbursement rates, including incentives to assume risk not only by licensed managed care organizations with whom state Medicaid agencies contract, but also by subcontracted organizations such as us. Consequently, any significant reduction in funding for Medicaid programs could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO SCRUTINY OR CHALLENGED UNDER THE ANTI-REMUNERATION LAWS.

        Medicare and Medicaid law prohibits an entity from paying or receiving, subject to certain exceptions and "safe harbors," any remuneration to induce the referral of Medicare or Medicaid beneficiaries, or the purchase or arranging for or recommending of the purchase of items or services that may receive payment under Medicare, Medicaid, or other federally-funded healthcare programs. Several states have similar laws that are not limited to services for which Medicare or Medicaid payments are made. Sanctions for violating these federal and state anti-remuneration laws may include imprisonment, criminal and civil fines, and exclusion from participation in Medicare, Medicaid or other applicable programs.

        The courts, Office of Inspector General and administrative agencies interpret the federal anti-remuneration law broadly. Because of the federal statute's broad scope, the regulations establish certain safe harbors from liability. Some of our practices do not satisfy all of the requirements necessary to fall under the applicable safe harbor. A practice that does not fall under a safe harbor, although not necessarily unlawful, may be subject to scrutiny and challenge. We believe that we are in substantial compliance with the legal requirements imposed by these laws and regulations, but there can be no assurance that we will not be subject to scrutiny under such laws or regulations. A successful challenge resulting from scrutiny could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE ADVERSELY AFFECTED IF OUR EXISTING RESERVES TO COVER REIMBURSEMENT RISKS ARE INSUFFICIENT.

        From time to time, we recognize charges to operations as a result of particular uncertainties associated with the health care reimbursement rules as they apply to the management of outpatient programs. In addition, certain of our contracts with providers contain warranty obligations that require us to indemnify the providers for the portion of our management fees disallowed for reimbursement by Medicare's fiscal intermediaries. We maintain significant reserves to cover the impact of these uncertainties, including:

        - obligations to indemnify providers for some portion of our fees that are subject to disallowance upon audit of a provider's cost report by fiscal intermediaries; and

        - portions of our fees not paid to us by a provider during the periodic review of the provider's claims by fiscal intermediaries.

        Although we believe that our potential liability to satisfy our indemnification obligations is adequately reserved in our financial statements, there can be no assurance that the amount of fees disallowed will not be greater than the amount of such reserves. Also, the obligation to pay such amounts, if and when they become due, could have a material adverse effect on our short-term liquidity.

                                     GENERAL

WE MAY BE NEGATIVELY AFFECTED IF OUR INSURANCE COVERAGE IS INADEQUATE.


        Participants in the mental health care industry are subject to an inherent risk of claims of malpractice or other related legal theories. We may be named as a defendant in such malpractice lawsuits, and are subject to the attendant risk of substantial damage awards. While we believe we have adequate liability insurance coverage, there can be no assurance that a future claim or claims will not be successful or if successful will not exceed the limits of available insurance coverage or that such coverage will continue to be available at acceptable costs and on favorable terms.

PRIVACY AND CONFIDENTIALITY LEGISLATION COULD NEGATIVELY AFFECT OUR BUSINESS.

        Most of our activities require us to receive or use confidential medical information about individual customers. In addition, we use aggregated anonymous data for research and analysis purposes and with respect to our health information business. Federal and some state legislation restrict the use and disclosure of confidential medical information and the fact of treatment. There are specific requirements permitting disclosure, but inadequate or incorrect disclosure, even if inadvertent or negligent, can trigger substantial criminal and other penalties. To date, no such legislation has been enacted that adversely impacts our ability to provide our services.

        There have, however, been a number of regulatory and legislative initiatives in the area of medical privacy at the federal and state levels, which could impact the manner in which we conduct our health information business. Most of these initiatives seed to extend restrictions to non-patient identifiable information or the process for anonymizing data. In addition, there are initiatives that seek to restrict access to this information to non-commercial uses. To protect privacy, no individual patient will be identified in any of our health information data to be sold to third parties. There can, however, be no assurance that these initiatives or future initiatives will not adversely affect our ability to generate or assemble data or to develop or market current or future products or services.

IF WE ARE DEEMED TO BE VIOLATING "CORPORATE PRACTICE OF MEDICINE" PROHIBITIONS, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

        Many states prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws vary from state to state and are interpreted by courts and regulatory agencies with broad discretion. We believe that the contractual arrangements for our health information system and our administrative and management services do not violate these laws. These contractual arrangements with some providers could, however, be challenged on the basis of being an alleged unlicensed practice of medicine, or the enforceability of provisions in those arrangements may be limited. If a regulatory authority limits or prohibits us or an affiliate from conducting our business, our contractual arrangements may require organizational modification or restructuring.

RETENTION OF KEY PERSONNEL IS INSTRUMENTAL TO OUR SUCCESS.

        We depend on the services of our current senior management for managing our operations and implementing our business strategy. Our success is also dependent on attracting and retaining qualified management personnel. The loss of any or all of our management personnel or the inability to attract new management personnel may have a material adverse effect on our business, financial condition and results of operations.

        In addition, our success and growth depend on attracting and retaining qualified marketing, technical, clinical and other types of personnel. There are no assurances that we will successfully attract and retain the qualified personnel who are necessary to support the future of our business. Any inability to do so may have a material adverse effect on our business, financial condition and results of operations.

CORPORATE ACTIONS MAY BE CONTROLLED BY OUR OFFICERS, DIRECTORS AND THEIR AFFILIATES.

        Our officers, directors and their affiliates own over 37% of all issued and outstanding shares of our common stock. The officers and directors do not have any arrangement or understanding among themselves with respect to the voting of such shares of common stock beneficially owned by them. These individuals acting together could, however, elect a majority of our Board of Directors and control our policies and day-to-day management.

CERTAIN PROVISIONS OF DELAWARE LAW, OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OUR AMENDED AND RESTATED BY-LAWS MAY DELAY, DISCOURAGE OR PREVENT A CHANGE IN CONTROL OF OUR COMPANY.

        Certain provisions of Delaware law may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price and the voting and other rights of the holders of common stock. In addition, our Board of Directors has the authority without action by you to fix the rights, privileges and preferences of, and to issue, shares of our preferred stock that may have the effect of delaying, deterring or preventing a change in control.

        In addition to the authorization of preferred stock, our certificate of incorporation and by-laws include several other provisions that may have the effect of inhibiting a change of control. These include staggered terms for the Board of Directors (which could delay or prevent stockholders from effecting a change of control), limitations on the stockholders' ability to call a meeting or remove directors, and requirement of a two-thirds vote of stockholders for amendment to our certificate of incorporation and to approve certain business combinations. These provisions may discourage a party from making a tender offer for or otherwise attempting to obtain control of our company. Our Board of Directors does not currently have any plans, arrangements, commitments or understandings to issue any preferred stock.

MARKET FLUCTUATIONS AND VOLATILITY MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

        The market price of our common stock could be subject to significant fluctuations in response to various factors and events that may be unrelated to our operating performance. These include, but are not limited to the following:

        -       liquidity of the market for our common stock;

        -       variations in our quarterly results of operations;

        - revisions to existing estimates of earnings by research analysts;

        -       overall price and volume fluctuations of the stock market;

        -       new statutes or regulations;

        - changes in the interpretation of existing statutes or regulations; and

        - market conditions that affect the health care industry generally, or mental health services specifically.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

                The 888,978 shares covered by this prospectus may be sold by the selling stockholders into the public market at any time pursuant to this prospectus. Future sales of shares of our common stock, or the perception that such sales may occur, could adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

        While we are not the owner of any of the shares of our common stock offered pursuant to this prospectus, we are entitled to receive, as payment of amounts outstanding under promissory notes payable by the selling stockholders to us, proceeds received in exchange for 434,355 of the shares of common stock offered hereby, up to $643,588. The loans to the selling stockholders were for payment of the exercise price and income tax obligations arising from the selling stockholders' exercise of stock options to purchase shares of common stock. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

        The following table sets forth certain information concerning the selling stockholders for whom we are registering the resale of shares of our common stock. The beneficial ownership of the shares of common stock was determined in accordance with Rule 13d-3 under the Exchange Act and reflects the ownership of shares issuable upon exercise of outstanding options that are exercisable within 60 days. As provided in the rule, shares issuable to any holder are deemed to be outstanding for the purpose of calculating the holder's beneficial ownership but not any other holder's beneficial ownership. The shares of common stock listed under the heading "Number of Shares Being Offered" may include shares of common stock issuable upon exercise of options that are owned by the selling stockholders and exercisable within 60 days. Because the selling stockholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares that will be held by the selling stockholders after such offering can be provided.

        This information is based upon information provided by each respective selling stockholder. To our knowledge, the persons named in the table above have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                                             NUMBER OF
                                             SHARES BENEFICIALLY OWNED        SHARES       SHARES BENEFICIALLY OWNED
                                                 BEFORE OFFERING               BEING             AFTER OFFERING
NAME OF SELLING STOCKHOLDER AND POSITION     NUMBER         PERCENT(3)       OFFERED(4)     NUMBER(4)      PERCENT
----------------------------------------     ------         ----------       ----------     ---------      -------
Mark P. Clein(1)                             544,630              7.5%          544,630            --            *
      Chief Executive Officer and
Director

Fred D. Furman(2)                            344,348              4.9%          344,348            --            *
       President


(*) Assuming the sale of all shares of common stock being offered for sale by this prospectus, represents less than 1% of the outstanding common stock.

(1) Mark P. Clein, has been a director of our company since May 27, 1999. Mr. Clein has served as Chief Executive Officer of our company since May 14, 1999, and previously served as our Executive Vice President and Chief Financial Officer from May 1996 to May 1999. Mr. Clein issued promissory notes to us evidencing his obligation to pay an aggregate principal amount of up to $724,708, applied to the payment of the exercise price and income tax obligations arising from Mr. Clein's exercise of certain stock options. The notes are secured by a stock pledge agreement, which provides that proceeds from the sale of the pledged shares shall be applied toward payment of the outstanding principal and interest of the notes. As of August 14, 2000, an aggregate principal amount of $256,682 was outstanding under the notes and 196,398 shares of common stock held by Mr. Clein were pledged as collateral.

(2) Fred D. Furman has served as President and General Counsel since April 1997. Previously, he held the position of Executive Vice President -- Administration and General Counsel from March 1995 to April 1997. Mr. Furman issued promissory notes to us evidencing his obligation to pay an aggregate principal amount of up to $878,061, applied to the payment of the exercise price and income tax obligations arising from Mr. Furman's exercise of certain stock options. The notes are secured by a stock pledge agreement, which provides that proceeds from the sale of the pledged shares shall be applied toward payment of the outstanding principal and interest of the notes. As of August 14, 2000, an aggregate principal amount of $386,906 was outstanding under the notes and 237,957 shares of common stock held by Mr. Furman were pledged as collateral.

(3) Percentage ownership is based on 7,048,017 shares of common stock outstanding as of August 14, 2000.

(4) The number of shares beneficially owned after the offering assumes that all of the shares offered in this prospectus are sold by the selling stockholders.

                              PLAN OF DISTRIBUTION

        The selling stockholders have pledged 434,355 of the shares offered hereby to us as security for amounts due under promissory notes. The notes to the selling stockholders were for payment of the exercise price and income tax obligations arising from the selling stockholders' exercise of stock options to purchase shares of common stock. See "Selling Stockholders."

        The selling stockholders and any broker-dealer engaged by the selling stockholders, in its capacity as an agent or principal, may, from time to time, sell any or all of the shares of our common stock offered hereby on The NASDAQ National Market or in private transactions. These sales may be at fixed or negotiated prices. It is anticipated that the selling stockholders will make arrangements with a single broker-dealer who will act as agent for the sale of the shares offered, or who will acquire the shares as principal and then resell the shares. Certificates evidencing shares pledged to us will be delivered to the broker-dealer against an agreement from the broker-dealer to remit to us proceeds received in exchange for such shares to the extent of amounts due under the promissory notes and to return to us the certificates evidencing any shares not sold. Under such agreement, we will release our lien against shares pledged to us at the time of sale of those shares.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

        The broker-dealer engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. The broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed amounts customary in the types of transactions involved.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We have agreed to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel.

                                  LEGAL MATTERS

        The validity of the shares offered by this prospectus has been passed upon by Vinson & Elkins L.L.P., Houston, Texas.

                                     EXPERTS


        The consolidated financial statements of PMR Corporation appearing in PMR Corporation's Annual Report (Form 10-K) for the year ended April 30, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN GET MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the attached exhibits.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The registration statement of which this prospectus forms a part and these reports, proxy statements and other information can be inspected and copied at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.


        The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. The reports, proxy and information statements and other information about us can be downloaded from the SEC's website and can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities described in this prospectus are sold:

        - the description of our common stock contained in our registration statement on Form 10 and Amendment No. 1 to Form 10, as filed with the SEC on July 31, 1992 and September 8, 1992, respectively;

        - our annual report on Form 10-K for the fiscal year ended April 30, 2000; and

        - our quarterly report on Form 10-Q for the quarter ended July 31, 2000.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                                 PMR Corporation
                       501 Washington Street, Fifth Floor
                           San Diego, California 92103
                          Attn: Chief Financial Officer
                                 (619) 610-4001

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information in this document is current as of any date other than the date on the front page of this prospectus.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

        Generally, Section 145 of the Delaware General Corporation Law permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless the Delaware Court of Chancery or the court in which such action was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for proper expenses. To the extent such person has been successful in the defense of any matter such person shall be indemnified against expenses actually and reasonably incurred by him.

        Section 102(b)(7) of the Delaware General Corporation Law enables a corporation to include a provision in its certificate of incorporation eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director except for (i) liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) any transaction from which the director received an improper personal benefit.

        Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and (ii) to indemnify our directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. We also maintain directors and officers liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE STATEMENTS AND REPRESENTATIONS CONTAINED WITHIN THIS PROSPECTUS ARE TRUE AND CORRECT AS OF THE DATE INDICATED ON THE COVER PAGE. THE DELIVERY OF THIS PROSPECTUS DOES NOT, UNDER ANY CIRCUMSTANCES, CREATE THE IMPLICATION THAT THERE HAS BEEN NO CHANGE SINCE THAT DATE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE REGISTERED SECURITIES TO WHICH THE PROSPECTUS RELATES. MOREOVER, THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS UNLAWFUL.





                                 888,978 SHARES



                                 PMR CORPORATION
                                     [LOGO]


                                  COMMON STOCK

                      -------------------------------------



                                   PROSPECTUS


                  --------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the fees and expenses payable by us in connection with the registration of the shares of common stock covered by this prospectus. All amounts except the registration fee are estimated.


              SEC Registration Fee                      $    484
              Legal Fees and Expenses                      8,000
              Accountant's Fees and Expenses               5,500
              Printing Expenses                            2,000
              Miscellaneous                                    0
                                                        --------
                      Total                             $ 15,984
                                                        ========



        We have agreed to pay all fees and expenses incident to the registration of the shares.



ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, Article VII and Article VIII of our Amended and Restated Certificate of Incorporation and Sections 1 and 2 of Article VII of our Amended and Restated By-Laws provide for the limitation of liability and indemnification of our officers, directors, employees and agents under certain circumstances. In addition, we maintain directors and officers liability insurance.

        Set forth below is Article VII of our Amended and Restated Certificate of Incorporation pertaining to the limitation of liability of directors:

                "A. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this
        Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by Delaware General Corporation Law, as so amended.

                B. Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification."

        Set forth below is Article VIII of our Amended and Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

        "The Corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed cation, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, to the fullest extent permitted by the Delaware General Corporation Law.


        Set forth below are Sections 1 and 2 of Article VII of our Amended and Restated By-Laws:


                "SECTION 1. INDEMNIFICATION IN SUITS AND PROCEEDINGS WITH OTHERS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                SECTION 2. INDEMNIFICATION IN DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."



ITEM 16.   EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
------      -----------
3.1         Restated Certificate of Incorporation of PMR Corporation
            (incorporated by reference to Exhibit 3.1 to the Company's Annual
            Report on Form 10-K for the year ended April 30, 1998).

3.2 Amended and Restated Bylaws of PMR Corporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended April 30, 1997).

4.1         Form of Common Stock Certificate (incorporated by reference to
            Exhibit 4.1 to the Company's

            Registration Statement No. 23-20095-A on Form S-18).

5.1*        Opinion of Vinson & Elkins L.L.P.

23.1**      Consent of Ernst & Young LLP.

23.2*       Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1**      Powers of Attorney.

99.1 Promissory Note between Mark Clein and PMR Corporation in the amount of $467,500, dated January 19, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the period ended January 31, 2000).

99.2 Promissory Note between Mark Clein and PMR Corporation in the amount of $257,208, dated January 19, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the period ended January 31, 2000).

99.3        Stock Pledge Agreement between Mark Clein and PMR Corporation dated
            January 19, 2000 (incorporated by reference to Exhibit 99.1 to the
            Company's Quarterly Report on Form 10-Q for the period ended January
            31, 2000).

99.4 Promissory Note between Fred Furman and PMR Corporation in the amount of $684,750, dated January 19, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form
            10-Q for the period ended January 31, 2000)


99.5 Promissory Note between Fred Furman and PMR Corporation in the amount of $193,311, dated January 19, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form
            10-Q for the period ended January 31, 2000).

99.6        Stock Pledge Agreement between Fred Furman and PMR Corporation dated
            January 19, 2000 (incorporated by reference to Exhibit 99.1 to the
            Company's Quarterly Report on Form 10-Q for the period ended January
            31, 2000).

 --------------------

* Filed herewith.


** Previously filed.




ITEM 17.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 4, 2000.



                                                 PMR CORPORATION


                                                 By:  /s/ Mark P. Clein
                                                    ----------------------------
                                                    Mark P. Clein
                                                    Chief Executive Officer






        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                 Signature                                 Title                     Date
                 ---------                                 -----                     ----
    /s/ Mark P. Clein                         Chief Executive Officer and      December 4, 2000
------------------------------------          Director (Principal Executive
           MARK P. CLEIN                      Officer)

                 *                            Chief Financial Officer          December 4, 2000
------------------------------------
           L. JEAN DUNN

                 *                            Executive Vice President,        December 4, 2000
------------------------------------          Secretary and Director
          SUSAN D. ERSKINE

                 *                            Chairman of the Board of         December 4, 2000
------------------------------------          Directors
            ALLEN TEPPER

                 *                            Director                         December 4, 2000
------------------------------------
        EUGENE D. HILL, III

                 *                            Director                         December 4, 2000
------------------------------------
       CHARLES C. MCGETTIGAN

                 *                            Director                         December 4, 2000
------------------------------------
         RICHARD A. NIGLIO

                 *                            Director                         December 4, 2000
------------------------------------
          SATISH K. TYAGI


*By:    /s/   Mark P. Clein
    --------------------------------
              MARK P. CLEIN
              Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
3.1         Restated Certificate of Incorporation of PMR Corporation
            (incorporated by reference to Exhibit 3.1 to the Company's Annual
            Report on Form 10-K for the year ended April 30, 1998).

3.2 Amended and Restated Bylaws of PMR Corporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended April 30, 1997).

4.1         Form of Common Stock Certificate (incorporated by reference to
            Exhibit 4.1 to the Company's Registration Statement No. 23-20095-A on Form S-18).

5.1*        Opinion of Vinson & Elkins L.L.P.

23.1**      Consent of Ernst & Young LLP.

23.2*       Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1**      Powers of Attorney.

99.1 Promissory Note between Mark Clein and PMR Corporation in the amount of $467,500, dated January 19, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the period ended January 31, 2000).

99.2 Promissory Note between Mark Clein and PMR Corporation in the amount of $257,208, dated January 19, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the period ended January 31, 2000).

99.3        Stock Pledge Agreement between Mark Clein and PMR Corporation dated
            January 19, 2000 (incorporated by reference to Exhibit 99.1 to the
            Company's Quarterly Report on Form 10-Q for the period ended January
            31, 2000).

99.4 Promissory Note between Fred Furman and PMR Corporation in the amount of 684,750, dated January 19, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the period ended January 31, 2000)

99.5 Promissory Note between Fred Furman and PMR Corporation in the amount of $193,311, dated January 19, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form
            10-Q for the period ended January 31, 2000).

99.6        Stock Pledge Agreement between Fred Furman and PMR Corporation dated
            January 19, 2000 (incorporated by reference to Exhibit 99.1 to the
            Company's Quarterly Report on Form 10-Q for the period ended January
            31, 2000).


--------------------

* Filed herewith.


** Previously filed.